Exhibit 99.1

BGC Partners Updates its Outlook for the First Quarter of 2019

NEW YORK, NY – March 28, 2019 – BGC Partners, Inc. (NASDAQ: BGCP) (“BGC Partners” or “BGC” or “the Company”), a leading global brokerage and financial technology company, today announced that it has updated its outlook for the quarter ending March 31, 2019. As a reminder, the outlook reflects the continuing operations of BGC and excludes the results of its former subsidiary Newmark Group, Inc. (NASDAQ: NMRK) (“Newmark”), as all the shares of Newmark held by the Company were spun off (the “Spin-Off” or “Distribution”) to stockholders of BGC on November 30, 2018.1, 2

Updated Outlook

BGC’s revenues and pre-tax Adjusted Earnings for the first quarter of 2019 are now expected to be around the midpoint of the range of its previously stated guidance. This outlook was contained in BGC’s financial results press release issued on February 14, 2019, which can be found at http://ir.bgcpartners.com.

Non-GAAP Financial Measures

This document contains non-GAAP financial measures that differ from the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). Non-GAAP financial measures used by the Company include “pre-tax Adjusted Earnings” “post-tax Adjusted Earnings”, and “Adjusted EBITDA”. These terms are defined later in this document. Adjusted Earnings and Adjusted EBITDA exclude charges with respect to equity-based compensation. Whenever GAAP charges with respect to grants of exchangeability are discussed by the Company, such charges reflect the right of holders of limited partnership units with no capital accounts, such as LPUs and PSUs, to exchange these units into shares of common stock, or into partnership units with capital accounts, such as HDUs, as well as cash paid with respect to taxes withheld or expected to be owed by the unit holder upon such exchange.

The withholding taxes related to the exchange of certain non-exchangeable units without a capital account into either common shares or units with a capital account may be funded by the redemption of preferred units such as PPSUs. Any preferred units would not be included in the Company’s fully diluted share count because they cannot be made exchangeable into shares of common stock and are entitled only to a fixed distribution. Preferred units are granted in connection with the grant of certain limited partnership units that may be granted exchangeability at ratios designed to cover any withholding taxes expected to be paid by the unit holder upon exchange. This is an alternative to the common practice among public companies of

[1]

This includes the shares of Newmark Class A and Class B common stock owned by BGC, as well as the shares of Newmark common stock into which the limited partnership units of Newmark Holdings, L.P. and Newmark Partners, L.P. owned by BGC were exchanged prior to and in connection with the Spin-Off. For more information, see the press release titled “BGC Partners Announces Completion of Spin-Off of Newmark” dated November 30, 2018, and the related filing on Form 8-K filed before market open on December 6, 2018.

[2]

The financial results from continuing operations of BGC do not present a distinct corporate segment and are generally comparable to the stand-alone results for BGC Partners excluding Newmark Group, referred to as “post-spin BGC” in previous documents. Post-spin BGC represented what BGC financial results would have been had the spin-off of Newmark occurred prior to the Distribution date of November 30, 2018. Post-spin BGC can also be defined as the results for BGC’s Financial Services segment plus its pro-rata portion of corporate items.

issuing the gross amount of shares to employees, subject to cashless withholding of shares, to pay applicable withholding taxes.

Adjusted Earnings and Adjusted EBITDA exclude GAAP charges with respect to the grant of an offsetting amount of common stock in connection with the redemption non-exchangeable units, including PSUs and LPUs. Such charges are economically similar to grants of exchangeability and reflect the value of the common stock issued. These charges are non-dilutive, as the units had been included when issued for diluted earnings per share calculations.

In addition, Adjusted Earnings and Adjusted EBITDA exclude GAAP charges with respect to allocations of net income to limited partnership units and FPUs. Such allocations represent the pro-rata portion of post-tax GAAP earnings available to such unit holders. These units are in the fully diluted share count and may be made exchangeable into shares of common stock or, when applicable, into partnership units with capital accounts that may be made exchangeable into common shares. When such units are exchanged into common shares, unit holders become entitled to cash dividends rather than cash distributions. The Company views such allocations as intellectually similar to dividends on common shares. Because dividends paid on common shares are not an expense under GAAP, management believes similar allocations of income to unit holders should also be excluded when analyzing the Company’s results on a fully diluted share basis with respect to Adjusted Earnings and Adjusted EBITDA.

Adjusted Earnings calculations also exclude certain unusual, one-time, non-ordinary or non-recurring items, if any, including certain gains and charges with respect to acquisitions, dispositions, or resolutions of litigation. These items are excluded from Adjusted Earnings because the Company views excluding such items as a better reflection of the ongoing operations of BGC.

Adjusted Earnings Defined

BGC Partners uses non-GAAP financial measures including, but not limited to, “pre-tax Adjusted Earnings” and “post-tax Adjusted Earnings”, which are supplemental measures of operating results that are used by management to evaluate the financial performance of the Company and its consolidated subsidiaries. BGC believes that Adjusted Earnings best reflect the operating earnings generated by the Company on a consolidated basis and are the earnings which management considers when managing its business. The following definitions have been updated to reflect only BGC’s continuing operations, which excludes the impact of the Company’s former subsidiary, Newmark Group, Inc.

As compared with “income (loss) from continuing operations before income taxes” and “net income (loss) from continuing operations per fully diluted share”, all prepared in accordance with GAAP, Adjusted Earnings calculations primarily exclude certain non-cash items and other expenses that generally do not involve the receipt or outlay of cash by the Company and/or which do not dilute existing stockholders, as described below. In addition, Adjusted Earnings calculations exclude certain gains and charges that management believes do not best reflect the ordinary results of BGC.

Adjustments Made to Calculate Pre-Tax Adjusted Earnings

BGC defines pre-tax Adjusted Earnings as GAAP income (loss) from continuing operations before income taxes and noncontrolling interest in subsidiaries, excluding items such as:

*	Non-cash GAAP asset impairment charges, if any;
*	Allocations of net income to limited partnership units and FPUs;
*	Non-cash GAAP charges related to the amortization of intangibles with respect to acquisitions;
*

GAAP charges relating to grants of exchangeability of partnership units with no capital accounts into shares of common stock or into partnership units with capital accounts, and, in conjunction with the exchange of such units, the redemption of preferred units;

*	GAAP charges with respect to the grant of an offsetting amount of common stock in connection with the redemption of certain units; and
*	Unusual, one-time, non-ordinary, or non-recurring items.

Virtually all of BGC’s key executives and producers have equity or partnership stakes in the Company and its subsidiaries and generally receive deferred equity or limited partnership units as part of their compensation. A significant percentage of BGC’s fully diluted shares are owned by its executives, partners and employees. The Company issues limited partnership units as well as other forms of equity-based compensation, including grants of exchangeability into shares of common stock, to provide liquidity to its employees, to align the interests of its employees and management with those of common stockholders, to help motivate and retain key employees, and to encourage a collaborative culture that drives cross-selling and revenue growth.

When the Company issues limited partnership units, the shares of common stock into which the units can be ultimately exchanged are included in BGC’s fully diluted share count for Adjusted Earnings at the beginning of the subsequent quarter after the date of grant because the unit holder could be granted the ability to exchange their units into shares of common stock in the future. Generally, units other than preferred units are expected to be paid a pro-rata distribution based on BGC’s calculation of Adjusted Earnings per fully diluted share. Charges with respect to grants of exchangeability reflect the value of the shares of common stock into which the unit is exchangeable when the unit holder is granted exchangeability not previously expensed in accordance with GAAP. The amount of charges relating to grants of exchangeability the Company uses to calculate pre-tax Adjusted Earnings on a quarterly basis is based upon the Company’s estimate of expected grants of exchangeability to limited partnership units and other compensatory grants of equity during the annual period, as described further below under “Adjustments Made to Calculate Post-Tax Adjusted Earnings”.

Adjustments Made to Calculate Post-Tax Adjusted Earnings

Although Adjusted Earnings are calculated on a pre-tax basis, BGC also reports post-tax Adjusted Earnings. The Company defines post-tax Adjusted Earnings as pre-tax Adjusted Earnings reduced by the non-GAAP tax provision described below and Adjusted Earnings attributable to noncontrolling interest in subsidiaries.

The Company calculates its tax provision for post-tax Adjusted Earnings using an annual estimate similar to how it accounts for its income tax provision under GAAP. To calculate the quarterly tax provision under GAAP, BGC estimates its full fiscal year GAAP income (loss) from continuing operations before income taxes and noncontrolling interests in subsidiaries and the expected inclusions and deductions for income tax purposes, including expected grants of exchangeability and other compensatory grants of equity during the annual period. The resulting annualized tax rate is applied to BGC’s quarterly GAAP income (loss) from continuing operations before income taxes and noncontrolling interests in subsidiaries. At the end of the annual period, the Company updates its estimate to reflect the actual tax amounts owed for the period.

To determine the non-GAAP tax provision, BGC first adjusts pre-tax Adjusted Earnings by recognizing any, and only, amounts for which a tax deduction applies under applicable law. The amounts include charges with respect to grants of exchangeability and other compensatory grants of equity, certain charges related to employee loan forgiveness, certain net operating loss carryforwards when taken for statutory purposes, certain charges related to tax goodwill amortization, and deductions with respect to any charitable contributions. These adjustments may also reflect timing and measurement differences, including treatment of employee loans, changes in the value of units between the dates of grants of exchangeability and the date of actual unit exchange, variations in the value of certain deferred tax assets, and liabilities and the different timing of permitted deductions for tax under GAAP and statutory tax requirements.

After application of these adjustments, the result is the Company’s taxable income for its pre-tax Adjusted Earnings, to which BGC then applies the statutory tax rates to determine its non-GAAP tax provision. BGC’s effective tax rate on pre-tax Adjusted Earnings is equal to the amount of its non-GAAP tax provision divided by the amount of pre-tax Adjusted Earnings.

Generally, the most significant factor affecting this non-GAAP tax provision is the amount of charges relating to the grants of exchangeability and other compensatory grants of equity. Because the charges relating to the grants of exchangeability and other compensatory grants of equity are deductible in accordance with applicable tax laws, increases in exchangeability and such grants have the effect of lowering the Company’s non-GAAP effective tax rate and thereby increasing its post-tax Adjusted Earnings.

Management uses Adjusted Earnings in part to help it evaluate, among other things, the overall performance of the Company’s business, to make decisions with respect to the Company’s operations, and to determine the amount of dividends payable to common stockholders and distributions payable to holders of limited partnership units.

BGC incurs income tax expenses based on the location, legal structure and jurisdictional taxing authorities of each of its subsidiaries. Certain of the Company’s entities are taxed as U.S. partnerships and are subject to the Unincorporated Business Tax (“UBT”) in New York City. Any U.S. federal and state income tax liability or benefit related to the partnership income or loss, with the exception of UBT, rests with the unit holders rather than with the partnership entity. The Company’s consolidated financial statements include U.S. federal, state and local income taxes on the Company’s allocable share of the U.S. results of operations. Outside of the U.S., BGC operates principally through subsidiary corporations subject to local income taxes. For these reasons, taxes for Adjusted Earnings are expected to be presented to show the tax provision the consolidated Company would expect to pay if 100 percent of earnings were taxed at global corporate rates.

Calculations of Post-Tax Adjusted Earnings per Share

BGC’s post-tax Adjusted Earnings per share calculations assume either that:

*	The fully diluted share count includes the shares related to any dilutive instruments, but excludes the associated expense, net of tax, when the impact would be dilutive; or
*	The fully diluted share count excludes the shares related to these instruments, but includes the associated expense, net of tax.

The share count for Adjusted Earnings excludes certain shares and share equivalents expected to be issued in future periods but not yet eligible to receive dividends and/or distributions. Each quarter, the dividend payable to BGC’s stockholders, if any, is expected to be determined by the Company’s Board of Directors with reference to a number of factors, including post-tax Adjusted Earnings per share. BGC may also pay a pro-rata distribution of net income to limited partnership units, as well as to Cantor for its noncontrolling interest. The amount of this net income, and therefore of these payments per unit, would be determined using the above definition of post-tax Adjusted Earnings per share on a pre-tax basis.

The declaration, payment, timing and amount of any future dividends payable by the Company will be at the discretion of its Board of Directors.

Other Matters with Respect to Adjusted Earnings

The term “Adjusted Earnings” should not be considered in isolation or as an alternative to GAAP net income (loss). The Company views Adjusted Earnings as a metric that is not indicative of liquidity or the cash available to fund its operations, but rather as a performance measure. Pre- and post-tax Adjusted Earnings, as well as related measures, are not intended to replace the Company’s presentation of its GAAP financial results. However, management believes that these measures help provide investors with a clearer understanding of BGC’s financial performance and offer useful information to both management and investors regarding certain financial and business trends related to the Company’s financial condition and results of operations. Management believes that the GAAP and Adjusted Earnings measures of financial performance should be considered together.

BGC anticipates providing forward-looking guidance for GAAP revenues and for certain non-GAAP measures from time to time. However, the Company does not anticipate providing an outlook for other GAAP results. This is because certain GAAP items, which are excluded from Adjusted Earnings, are difficult to forecast with precision before the end of each period. The Company therefore believes that it is not possible to forecast GAAP results or to quantitatively reconcile GAAP forecasts to non-GAAP forecasts with sufficient precision unless BGC makes unreasonable efforts. The items that are difficult to predict on a quarterly basis with precision and which can have a material impact on the Company’s GAAP results include, but are not limited, to the following:

*

Allocations of net income and grants of exchangeability to limited partnership units, as well as other compensatory grants of equity, which are determined at the discretion of management throughout and up to the period-end;

*	The impact of certain marketable securities, as well as any gains or losses related to associated mark-to- market movements and/or hedging. These items are calculated using period-end closing prices;

*	Non-cash asset impairment charges, which are calculated and analyzed based on the period-end values of the underlying assets. These amounts may not be known until after period-end; and
*	Acquisitions, dispositions and/or resolutions of litigation, which are fluid and unpredictable in nature.

For more information regarding Adjusted Earnings, see the certain sections and tables of this document and/or the Company’s most recent financial results press release in which BGC’s non-GAAP results are reconciled to those under GAAP.

Adjusted EBITDA

BGC also provides an additional non-GAAP financial performance measure, “Adjusted EBITDA”, which it defines as GAAP “Net income (loss) available to common stockholders”, adjusted to add back the following items:

*	Interest expense;
*	Fixed asset depreciation and intangible asset amortization;
*	Impairment charges;
*	Employee loan amortization and reserves on employee loans;
*	Provision (benefit) for income taxes;
*	Net income (loss) attributable to noncontrolling interest in subsidiaries;
*	Allocations of net income to limited partnership units and FPUs;
*

GAAP charges relating to grants of exchangeability of partnership units with no capital accounts into shares of common stock or into partnership units with capital accounts, and, in conjunction with the exchange of such units, the redemption of preferred units;

*	GAAP charges with respect to the grant of an offsetting amount of common stock in connection with the redemption of certain units; and
*	Non-cash earnings or losses related to the Company’s equity investments.

The Company’s management believes that its Adjusted EBITDA measure is useful in evaluating BGC’s operating performance because the calculation of this measure generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions. Such items may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses this measure to evaluate operating performance and for other discretionary purposes. BGC believes that Adjusted EBITDA is useful to investors to assist them in getting a more complete picture of the Company’s financial results and operations.

Since BGC’s Adjusted EBITDA measure is not a recognized measurement under GAAP, investors should use this measure in addition to GAAP measures of net income when analyzing BGC’s operating performance. Because not all companies use identical EBITDA calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, Adjusted EBITDA is not intended to be a measure of free cash flow or GAAP cash flow from operations because the Company’s Adjusted EBITDA measure does not consider certain cash requirements, such as tax and debt service payments.

For more information regarding Adjusted EBITDA, see the certain sections and tables of this document and/or the Company’s most recent financial results press release in which BGC’s non-GAAP results are reconciled to those under GAAP.

Liquidity Defined

BGC also uses a non-GAAP measure called “liquidity”. The Company considers liquidity to be comprised of the sum of cash and cash equivalents plus marketable securities that have not been financed, reverse repurchase agreements, and securities owned, less securities loaned and repurchase agreements. BGC considers this an important metric for determining the amount of cash that is available or that could be readily available to the Company on short notice.

Simplified Non-GAAP Reporting Beginning in 2019

As a reminder, as previously announced, beginning with the first quarter of 2019, the Company has simplified and clarified its definitions of Adjusted Earnings and Adjusted EBITDA in order to be more consistent with how many other companies report their non-GAAP results. The Company’s outlook is based on this new methodology.

Specifically, the Company will no longer add back only grants of exchangeability to limited partnership units and FPUs and issuance of common stock. Instead, BGC is adding back all charges relating to equity-based compensation, as described below. The amount added back each period is expected to match the line item Equity-based compensation and allocations of net income to limited partnership units as recorded on the Company’s GAAP statements of cash flows. This GAAP line item includes:

*

GAAP charges relating to grants of exchangeability of partnership units with no capital accounts into shares of common stock or into partnership units with capital accounts, and, in conjunction with the exchange of such units, the redemption of preferred units;

*	GAAP charges related to amortization of RSUs and limited partnership units as well as to grants of equity awards;
*	GAAP charges with respect to the grant of an offsetting amount of common stock in connection with the redemption of certain units; and
*	GAAP allocations of net income to limited partnership units and FPUs.

All share equivalents that are part of the Company’s equity-based compensation program, including RSUs, REUs, PSUs, LPUs, HDUs, and other units that may be made exchangeable into common stock, have always been included in the fully diluted share count when issued. The Company expects to periodically provide an annual outlook for the growth of its fully diluted share count expected as a result of its ongoing equity-based and partnership compensation program.

The Company also plans to no longer exclude GAAP charges with respect to employee loan amortization and reserves on employee loans when calculating Adjusted EBITDA. Going forward, the Company’s reported Adjusted EBITDA for 2017 and 2018 will no longer exclude such GAAP charges.

These changes in non-GAAP presentation will be implemented for the first time when the Company reports its results for the three months ended March 31, 2019. The Company has recast its historical non-GAAP financial presentation for 2018 and 2017 consistent with this new definition in Excel tables on its investor relations website at ir.bgcpartners.com.

About BGC Partners, Inc.

BGC Partners is a leading global brokerage and financial technology company. BGC’s Financial Services offerings include fixed income securities, interest rate swaps, foreign exchange, equities, equity derivatives, credit derivatives, commodities, futures, and structured products. BGC provides a wide range of services, including trade execution, broker-dealer services, clearing, trade compression, post trade, information, and other services to a broad range of financial and non-financial institutions. Through brands including Fenics, BGC Trader, Capitalab, Lucera, and Fenics Market Data, BGC offers financial technology solutions, market data, and analytics related to numerous financial instruments and markets. BGC, BGC Trader, GFI, Fenics, Fenics Market Data, Capitalab, and Lucera are trademarks/service marks and/or registered trademarks/service marks of BGC Partners, Inc. and/or its affiliates.

BGC’s customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, and investment firms. BGC’s Class A common stock trades on the NASDAQ Global Select Market under the ticker symbol “BGCP”. BGC Partners is led by Chairman and Chief Executive Officer Howard W. Lutnick. For more information, please visit http://www.bgcpartners.com. You can also follow BGC at https://twitter.com/bgcpartners, https://www.linkedin.com/company/bgc-partners and/or http://ir.bgcpartners.com/Investors/default.aspx.

Discussion of Forward-Looking Statements about BGC

Statements in this document regarding BGC or BGC’s non-GAAP financial measures that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. Except as required by law, BGC undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in these filings and any updates to such risk factors contained in subsequent Forms 10-K, Forms 10-Q or Forms 8-K.

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